                                                                    EXHIBIT 99.4


                          OEC COMPRESSION CORPORATION

     PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF OEC COMPRESSION CORPORATION FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ON
                               ________, 2001

The undersigned, revoking previous proxies relating to these shares, hereby acknowledges receipt of the notice and the proxy statement dated _______, 2001 in connection with the Special Meeting of Stockholders of OEC Compression Corporation, and hereby appoints Ray C. Davis and Kelcy L. Warren, and each of them, as its true and lawful agents and proxies, each with the power to appoint his substitute, and hereby authorizes either of them to act and to vote at the Special Meeting of Stockholders of OEC Compression Corporation to be held on ___________, 2001, and at any adjournments thereof, as indicated, upon all matters referred to on this proxy card and described in the proxy statement for the Special Meeting, and, in their discretion, upon any other matters which may properly come before the meeting.

Shares represented by all properly executed proxies will be voted in accordance with instructions appearing on this proxy card and in the discretion of the proxy holders as to any other matter that may properly come before the meeting.

IN THE ABSENCE OF SPECIFIC INSTRUCTIONS, PROXIES WILL BE VOTED FOR THE PROPOSAL
-----------------------------------------------------------------------------
                             FOLD AND DETACH HERE



                                                          Please mark [X]
                                                          your votes
                                                          as in this
                                                          example

1. To approve the Agreement and Plan of Merger       FOR   AGAINST   ABSTAIN
   dated as of July 13, 2000 by and among Hanover    [ ]     [ ]       [ ]
   Compressor Company, Caddo Acquisition Corporation and OEC Compression Corporation pursuant to which Caddo Acquisition Corporation will merge with and into OEC Compression Corporation, as a result of which OEC Compression Corporation will become a wholly owned subsidiary of Hanover
   Compressor Company.


2. In the discretion of the persons acting as proxies, on such other matters as may properly come before the Special Meeting or any adjournment(s) thereof.



Signature_____________________ Signature_____________________ Date______________

Please sign as name(s) appears on this proxy card, and date this proxy card. If a joint account, each joint owner must sign. If signing for a corporation or partnership as agent, attorney or fiduciary, indicate the capacity in which you are signing.

-----------------------------------------------------------------------------
                             FOLD AND DETACH HERE